UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2026

Forum Markets, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

(650) 507-0669

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FRMM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2026, the Board of Directors of Forum Markets, Incorporated (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved (a) a one-time initial equity award and a pro-rated 2025 annual award to McAndrew Rudisill, the Chief Executive Officer and Chairman of the Company, and (b) an equity award to John Saunders, the Chief Financial Officer of the Company. Each award consists 60% of performance stock units (“PSUs”) and 40% of restricted stock units (“RSUs”) and was granted on April 2, 2026 pursuant to the Company’s 2025 Omnibus Incentive Plan (the “2025 OIP”) and a Performance Stock Unit Award Agreement (for the PSUs) and a Restricted Stock Unit Award Agreement (for the RSUs). It is anticipated that Mr. Rudisill will be granted a similar annual equity award on the date of each annual meeting of the Company’s stockholders beginning with the 2026 annual meeting, subject to review and approval by the Compensation Committee.

In its recommendation to the Board, the Compensation Committee explained its view that it was an important governance and retention matter to grant appropriate equity awards to Mr. Rudisill and Mr. Saunders, to retain and motivate them and to align their interests with the Company’s shareholders. In reaching its recommendation about the amount and structure of the awards, the Compensation Committee engaged an independent compensation consultant, reviewed market data provided by the consultant, conferred with outside counsel, and met multiple times as a Committee to discuss the amounts and structure of the awards. The Committee also considered the facts that Mr. Rudisill had received no equity compensation since joining the Company and that he currently holds no unvested equity in the Company (on November 12, 2025, 136,500 shares of restricted common stock were granted to Mr. Rudisill; on December 1, 2025, that grant was rescinded by the Board, with the approval of Mr. Rudisill, effective as of the grant date). In its recommendation to the Board, the Compensation Committee explained that, as a result of these considerations, the members of the Committee unanimously concluded that granting the awards would be in the Company’s best interest.

The one-time initial equity award was granted in recognition of Mr. Rudisill’s appointment to lead the Company’s strategic direction and has a grant date value of $4,285,500, which is two times the $2,142,750 grant date value of the annual equity award that is anticipated will be granted to Mr. Rudisill on the date of each annual meeting of stockholders. The pro-rated 2025 annual award was granted in recognition of Mr. Rudisill’s service from August 1, 2025 to December 31, 2025 and has a grant date value of $898,194, which reflects the prorated value of the anticipated annual equity award. The equity award granted to Mr. Saunders has a grant date value of $750,000. The number of shares of the Company’s common stock subject to each of the awards was determined by dividing the applicable grant date value by the closing price of a share on the grant date. To the extent that the awards vest, the shares will be delivered to Mr. Rudisill or Mr. Saunders on or promptly following the vesting date.

For each award, the RSUs will vest in one-third installments on each of the first, second and third anniversaries of August 1, 2025 (the start date for both Mr. Rudisill and Mr. Saunders), subject to continued employment through the applicable anniversary, and the PSUs will vest based on the achievement of Company share price hurdles within five years after the grant date, subject to continued employment through the date that the applicable hurdle is achieved (or, if later, the date that the applicable minimum vesting period described below is met). One-third of the PSUs will vest at a share price hurdle of $5.00, an additional one-third of the PSUs will vest at a share price hurdle of $7.50, and the final one-third of the PSUs will vest at a share price hurdle of $10.00. Each share price hurdle will be achieved if the closing price of a share equals or exceeds the applicable hurdle for at least 30 trading days within any consecutive 60 calendar day period. Any PSUs for which the applicable share price hurdle is not met within five years after the grant date will be forfeited. Each tranche of the PSUs is also subject to a minimum vesting period that applies regardless of when the applicable share price hurdle is met, such that, except as described below, the $5.00 tranche may not vest earlier than the first anniversary of the grant date, the $7.50 tranche may not vest earlier than the second anniversary of the grant date, and the $10.00 tranche may not vest earlier than the third anniversary of the grant date.

On termination of Mr. Rudisill’s or Mr. Saunders’ employment by the Company without “Cause” (as defined in the 2025 OIP) at any time prior to a “Change in Control” (as defined in the 2025 OIP), any unvested RSUs and any PSUs for which the applicable share price hurdles were previously achieved but which have not yet vested will vest, and any PSUs for which the applicable share price hurdles were not previously achieved will be forfeited. On a Change in Control, the share price hurdles for the PSUs will be deemed achieved (to the extent not previously achieved), and following the Change in Control, the RSUs and the PSUs (to the extent not previously vested) will continue to vest on their existing schedules, with vesting accelerating if Mr. Rudisill’s or Mr. Saunder’s employment is subsequently terminated by the Company without Cause or by him for “Good Reason” (as defined in the 2025 OIP).

The foregoing description of the equity awards granted to Mr. Rudisill and Mr. Saunders is a general description only and is qualified in its entirety by the full text of the Performance Stock Unit Award Agreement and the Restricted Stock Unit Award Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Performance Stock Unit Award Agreement
10.2	Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM MARKETS, INCORPORATED

Date: April 3, 2026	By:	/s/ McAndrew Rudisill
		Name:	McAndrew Rudisill
		Title:	Chief Executive Officer

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